   As filed with the Securities and Exchange Commission on December 10, 1997

                                                   REGISTRATION NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                             --------------------

                           THE ARISTOTLE CORPORATION
            (Exact name of Registrant as specified in its charter)

             DELAWARE                                     06-1165854
   (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

                                78 OLIVE STREET
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 867-4090
                    (Address of Principal Executive Offices)

                         THE ARISTOTLE CORPORATION 1997
                        EMPLOYEE AND DIRECTOR STOCK PLAN

                                JOHN J. CRAWFORD
                      PRESIDENT AND CHAIRMAN OF THE BOARD
                           THE ARISTOTLE CORPORATION
                                78 OLIVE STREET
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 867-4090
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                           Proposed           Proposed
Title of                               Amount to be         maximum            maximum          Amount of
securities to be registered            registered(1)    offering price        aggregate      registration fee
                                                         per share(2)     offering price(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               84,000            $4.80             $403,200            $118.95
                                           66,000            $4.844            $319,704            $ 94.31
                                          -------                                                  -------
                                          150,000                                                  $213.26
==============================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or the acceptance of stock grants which have been granted and/or may hereafter be granted under The Aristotle Corporation 1997 Employee and Director Stock Plan, (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options or the acceptance of such stock grants granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq SmallCap Market as of a date (December 4, 1997) within 5 business days prior to filing this Registration Statement.

================================================================================

                                 EXPLANATORY NOTE
                                 ----------------


     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (File Number -14669).

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 (File Number -14669).

     (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-14669) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

  The General Corporation Law of the State of Delaware and the Registrant's Amended and Restated By-Laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Amended and Restated By-Laws incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

     4.1 Restated Certificate of Incorporation of The Aristotle Corporation incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (File Number 0-14669)

     4.2 Certificate of Designation, Preferences and Rights of Series A, B, C and D Preferred Stock of the Registrant, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K dated April 14, 1994, as amended (the "1994 Current Report") (File Number 0-14669)

     4.3 Certificate of Powers, Designations, Preferences and Relative. Participating, Optional and Other Special Rights of the Series E Preferred Stock of the Registrant, incorporated herein by reference to
          Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 (File Number 0-14669)

     4.4  Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (File Number 0-14669)

     4.5 Amended and Restated Certificate of Incorporation of Aristotle Sub, Inc. incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 (File Number 0-14669)

     4.6 Form of Stock Purchase Warrant Series A of the Registrant dated as of April 11, 1994, incorporated herein by reference to Exhibit 2.10 of the 1994 Current Report (File Number 0-14669)

     4.7 Form of Stock Purchase Warrant Series B of the Registrant dated as of April 11, 1994, incorporated herein by reference to Exhibit 2.11 of the 1994 Current Report (File Number 0-14669)

     4.8 Registration Rights Agreement dated as of April 11, 1994 between the Registrant and the shareholders listed on Exhibit A thereto, incorporated herein by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form if S-3 filed with the Securities and Exchange Commission on December 10, 1997 (File Number 0-14669)

     (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered

     (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            (included in opinion of counsel filed as Exhibit 5)

     (23.2) Consent of Arthur Andersen LLP

     (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

     (99.1) The Aristotle Corporation 1997 Employee and Director Stock Plan

Item 9.  Undertakings.
---------------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut on December 8, 1997.


                                    THE ARISTOTLE CORPORATION



                                    By  /s/ John J. Crawford
                                       -------------------------
                                          John J. Crawford
                                          President, Chief Executive Officer and
                                          Chairman of the Board


     Each person whose signature appears below constitutes and appoints John J. Crawford and Paul McDonald, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of The Aristotle Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his/her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                   Date
---------                                -----                   ----


/s/ John J. Crawford           President, Chief Executive     December 8, 1997
-------------------------      Officer, Chairman of the
John J. Crawford               Board and Director
                               (principal executive officer)


/s/ Paul McDonald              Chief Financial Officer and    December 8, 1997
-------------------------      Secretary (principal financial
Paul McDonald                  and accounting officer)

/s/ Barry R. Banducci              Director        December 8, 1997
-----------------------
Barry R. Banducci


/s/ Robert L. Fiscus               Director        December 8, 1997
-----------------------
Robert L. Fiscus

-----------------------
Betsy Henley-Cohn                  Director        December __, 1997


/s/ Alfred A. Kniberg              Director        December 8, 1997
-----------------------
Alfred A. Kniberg


/s/ Daniel J. Miglio               Director        December 8, 1997
-----------------------
Daniel J. Miglio


/s/ Sharon M. Oster                Director        December 8, 1997
-----------------------
Sharon M. Oster


/s/ John C. Warfel                 Director        December 8, 1997
-----------------------
John C. Warfel

                           THE ARISTOTLE CORPORATION

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


Exhibit
Number                                    Description

(4.1) Restated Certificate of Incorporation of The Aristotle Corporation incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended
             March 31, 1997 (File Number 0-14669)

(4.2)        Certificate of Designation, Preferences and Rights of Series A,
             B, C and D Preferred Stock of the Registrant, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K dated April 14, 1994, as amended (the "1994 Current Report") (File Number 0-14669)

(4.3)        Certificate of Powers, Designations, Preferences and Relative.
             Participating, Optional and Other Special Rights of the Series E Preferred Stock of the Registrant, incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997
             (File Number 0-14669)

(4.4) Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (File Number 0-14669)

(4.5) Amended and Restated Certificate of Incorporation of Aristotle Sub, Inc. incorporated herein by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 (File Number 0-14669)

(4.6) Form of Stock Purchase Warrant Series A of the Registrant dated as of April 11, 1994, incorporated herein by reference to Exhibit 2.10 of the 1994 Current Report (File Number 0-14669)

(4.7) Form of Stock Purchase Warrant Series B of the Registrant dated as of April 11, 1994, incorporated herein by reference to Exhibit 2.11 of the 1994 Current Report (File Number 0-14669)

(4.8) Registration Rights Agreement dated as of April 11, 1994 between the Registrant and the shareholders listed on Exhibit A thereto, incorporated herein by reference to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 10, 1997 (File Number 0-14669)

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5)

(23.2)       Consent of Arthur Andersen LLP

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

(99.1)       The Aristotle Corporation 1997 Employee and Director Stock Plan